SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant           /X/

Filed by a Party other than the Registrant    / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to §240.14a-12

ADVISORS SERIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

McCarthy Fund,
a series of Advisors Series Trust
1125 South 103rd Street
Omaha, Nebraska 68124

August 24, 2004

Dear Shareholder:

Enclosed is a notice of a Special Meeting of Shareholders of the McCarthy Fund (which will change its name to the McCarthy Multi-Cap Stock Fund and is hereinafter referred to as the "Fund"), a separate series of shares of the Advisors Series Trust (the "Trust"), to be held on September 27, 2004 (the "Special Meeting") together with a Proxy Statement and Form of Proxy relating to the business to be transacted at the meeting.

The purpose of the Special Meeting is to consider and vote upon the Board of Trustees’ recommendation to approve a new investment advisory agreement between the Trust on behalf of the Fund and McCarthy Group Advisors, LLC ("MGA") a newly formed limited liability company and the Fund’s interim investment advisor. As discussed in more detail in the enclosed Proxy Statement, the previous investment advisory agreement terminated on July 1, 2004 due to the acquisition of the business of the Fund’s previous investment advisor, McCarthy Group Asset Management ("MGAM"), by MGA which is owned 49% by MGAM, 25.5% by Richard L. Jarvis and 25.5% by Art N. Burtscher. Mr. Jarvis and Mr. Burtscher were Chairman and President, respectively, of MGAM.

To avoid disruption of the Fund’s investment management programs, the Board of Trustees of the Trust approved an interim investment advisory agreement for the Fund in accordance with Rule 15a-4 under the Investment Company act of 1940. The interim investment advisory agreement has a term of 150 days from July 1, 2004. Further, to ensure continuity in and to avoid disruption of the Fund’s investment management programs, the Board of Trustees approved a new investment advisory agreement for the Fund, and recommended that shareholders of the Fund be asked to approve the new agreement. The new investment advisory agreement provides that, following shareholder approval, MGA will continue to provide investment advisory services on substantially the same terms and with the same fee structure under which it is currently operates. The Board of Trustees unanimously believes that this proposal is in the Fund’s and your best interest. MGA will continue to pursue the Fund’s investment objective using the Fund’s principle investment strategies. MGA will have the same personnel and officers as MGAM and carry on all of the advisory business of MGAM. MGAM and MGA announced that no changes are planned to the portfolio management team or investment approach upon completion of the announced transaction. The Fund’s daily operations or management activities are not expected to be affected in any way.

If you are a shareholder of record as of the close of business on August 17, 2004, you are entitled to vote at the Special Meeting and at any adjournment thereof. While you are, of course, welcome to join us at the Special Meeting, most shareholders will cast their votes by filling out and signing the enclosed Proxy Card. The Board of Trustees of the Fund has recommended approval of the new advisory agreement for the Fund, and encourages you to vote "FOR" this proposal. If you have any questions regarding the issue to be voted on, please do not hesitate to call 1-866-811-0228.

Whether or not you are planning to attend the Special Meeting, we need your vote. Please mark, sign, and date the enclosed Proxy Card and promptly return it in the enclosed, postage-paid envelope so that the maximum number of shares may be voted. In the alternative, please call the toll-free number on your proxy card to vote by telephone or go to the web site shown on your proxy card to vote over the Internet. You should use the enclosed instructions to vote by telephone or over the Internet. Voting by proxy will not prevent you from voting your shares in person at the Special Meeting. You may revoke your proxy before it is exercised at the Special Meeting, either by writing to the Secretary of the Trust at the Trust’s address noted in the Proxy Statement/Prospectus or in person at the time of the Special Meeting. A prior proxy can also be revoked by proxy voting again through the website or toll-free number listed in the enclosed Proxy Card.

Thank you for taking the time to consider this important proposal and for your continuing investment in the Fund.

Sincerely,

McCARTHY FUND a series of Advisors Series Trust	McCARTHY GROUP ADVISORS, LLC

/s/ Eric M. Banhazl Eric M. Banhazl, President	/s/ Richard L. Jarvis Richard L. Jarvis, Chairman

McCarthy Fund,
a series of Advisors Series Trust
1125 South 103rd Street
Omaha, Nebraska 68124

NOTICE OF SPECIAL MEETING
TO BE HELD SEPTEMBER 27, 2004

Advisors Series Trust, a Delaware statutory trust, will hold a Special Meeting of Shareholders (the "Meeting") of the McCarthy Fund (which will change its name to the McCarthy Multi-Cap Stock Fund and is hereinafter referred to as the "Fund"), a separate series of shares of Advisors Series Trust.

Notice is hereby given that the Meeting will be held on Monday, September 27, 2004, at 9 a.m., Central time, at the offices of the Fund’s Administrator, U.S. Bancorp Fund Services, LLC, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. At the Meeting, shareholders of the Fund, voting separately, will be asked to consider and act upon the proposals noted below:

1.	To approve a new investment advisory agreement by and between the Trust, on behalf of the Fund, and McCarthy Group Advisors, LLC ("MGA" or the "Advisor"), under which the Advisor will continue to act as investment advisor with respect to the assets of the Fund. The Advisor will serve as investment advisor on substantially identical terms (except for the dates of execution and provisions relating to effectiveness and termination) as the current investment advisory agreement between the Advisor and the Fund. Such advisory agreement is currently in effect on an interim basis, and took effect after the acquisition of the business of the Fund’s previous investment advisor, McCarthy Group Asset Management ("MGAM"), by MGA which is owned 49% by MGAM, 25.5% by Richard L. Jarvis and 25.5% by Art N. Burtscher.

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on August 17, 2004 are entitled to notice of, and to vote at, the Meeting. Please read the accompanying Proxy Statement. Regardless of whether you plan to attend the Meeting, please complete, sign and return promptly the enclosed proxy card so that a quorum will be present and a maximum number of shares may be voted for the Fund. In the alternative, please call the toll-free number on your proxy card to vote by telephone or go to the website shown on your proxy card to vote over the Internet. You should use the enclosed instructions to vote by telephone or over the Internet. You may revoke your proxy before it is exercised at the Special Meeting, either by writing to the Secretary of the Trust at the Trust’s address noted in the Proxy Statement/Prospectus or in person at the time of the Special Meeting. A prior proxy can also be revoked by proxy voting again through the website or toll-free number listed in the enclosed Proxy Card.

By Order of the Board of Trustees

/s/ Rodney A. DeWalt

Rodney A. DeWalt, Secretary

August 24, 2004

SHAREHOLDER QUESTIONS AND ANSWERS
Voting the Proposal under the McCarthy Fund Proxy Solicitation

McCarthy Group Advisors, LLC ("MGA" or the "Advisor") currently manages the McCarthy Fund (which will change its name to the McCarthy Multi-Cap Stock Fund), a series of the Advisors Series Trust, a Delaware statutory trust and open-end investment management company (the "Fund"). The following Questions and Answers are intended to provide an overview of the information provided in this Proxy Statement and to summarize the proposals affecting the Fund to be considered at the shareholder meeting, or at any adjournment thereof (the "Meeting"). If you have any questions regarding the Proxy Statement, please do not hesitate to call us at 1-866-811-0228.

When and where will the Shareholder Meeting be held?

The Shareholder Meeting will be held on Monday, September 27, 2004, at 9 a.m., Central time, at the offices of the Fund’s Administrator, U.S. Bancorp Fund Services, LLC, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. At this meeting, final votes are cast and ballots are officially tabulated. Shareholders do not need to attend the meeting in person, because the proxies named on your ballot will cast your vote on your behalf. In order for your ballots to be counted at this meeting please return your proxy card promptly.

On what proposal am I being asked to vote?

You are being asked to approve a new investment advisory agreement by and between the Trust, on behalf of the Fund, and MGA (the "Advisory Agreement"), under which the Advisor will continue to act as investment advisor with respect to the assets of the Fund. A copy of the proposed Advisory Agreement is attached as Exhibit A to this Proxy Statement.

Has the Board approved the proposals?

Yes. The Board of Trustees unanimously approved this proposal on June 29, 2004 and recommends that you vote to approve the proposal.

Why am I being asked to approve the Advisory Agreement?

Pursuant to interim investment advisory agreement dated July 1, 2004 (the "Interim Advisory Agreement"), the Advisor currently provides investment advisory services to the Fund and manages portfolio assets on an interim basis. The previous investment advisory agreement terminated on July 1, 2004 due to the acquisition of the business of the Fund’s previous investment advisor, McCarthy Group Asset Management ("MGAM"), by MGA owned 49% by MGAM, 25.5% by Richard L. Jarvis and 25.5% by Art N. Burtscher. The Board believes that the terms and conditions of the Advisory Agreement are fair to and in the best interests of, the Fund and their shareholders. However, because the Fund is registered under the Investment Company Act, which generally requires that any investment advisory agreement be approved by the Fund’s shareholders prior to becoming effective, you are being asked to approve the Advisory Agreement.

How will the change in management affect the Fund?

The Advisor and the Board of Trustees believe that the change in day-to-day management of the Fund from the MGAM to MGA will not have a negative effect on the Fund. The investment management fees and the Fund’s overall operating expenses will not change. Furthermore, the Board believes that, despite the purchase of the business of MGAM by MGA, there will be no change in the services provided by the Advisor to the Fund. MGA has agreed to continue to reimburse expenses of the Fund to levels currently in place for the Fund. Finally, the fact that the Fund’s current portfolio manager will continue managing the Fund upon the shareholders’ approval of this proposal, provides assurance that the Fund will continue to be managed in the same style.

Who is eligible to vote?

The record holders of outstanding shares of the Fund are entitled to vote one vote per share (and a fractional vote per fractional share) on all matters presented at the Meeting with respect to the Fund. Shareholders of the Fund at the close of business on August 17, 2004 will be entitled to be present and vote at the Meeting. As of that date, there were 3,167,142.0320 shares of the Fund outstanding and entitled to vote, representing total net assets of approximately $31,225,241.22.

How can I vote my shares?

For your convenience, you may vote your ballot in three ways:

•	By Mail: Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope.

•	By Telephone: Have your proxy card available. Call the toll free number on the proxy card. Enter your control number from your proxy card. Follow the simple instructions.

•	By Internet: Have your proxy card available. Go to the website shown on the proxy card. Follow the simple instructions found on the website.

What will happen if there are not enough votes to approve the Advisory Agreement?

It is important that shareholders respond to ensure that there is a quorum for the Meeting. If we do not receive your response after several weeks, you may be contacted by officers or agents of the Fund or the Advisor who will remind you to vote your shares and help you return your proxy. If we do not receive sufficient votes to approve the Advisory Agreement by the date of the Meeting, we may adjourn the Meeting to a later date so that we can continue to seek more votes. If sufficient votes are not received by the date of the Meeting, a person named as proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote all proxies in favor of adjournment that voted in favor of Proposal No. 1 (or abstained) and vote against adjournment all proxies that voted against Proposal No. 1. If the shareholders of the Fund do not approve the New Advisory Agreement for the Fund, the Interim Advisory Agreement will terminate on November 28, 2004, and the Advisor will cease to serve as the investment adviser. In that event, the Fund will consider its options regarding its investment adviser. Nonetheless, the Advisor will be entitled to receive the lesser of the investment advisory fees held in escrow since July 1, 2004 or the amount of expenses actually incurred by the Advisor while performing services under the Interim Advisory Agreement.

McCarthy Fund,
a series of Advisors Series Trust
1125 South 103rd Street
Omaha, Nebraska 68124

PROXY STATEMENT
August 24, 2004

General. This Proxy Statement is furnished to the shareholders of the McCarthy Fund (which will change its name to the McCarthy Multi-Cap Stock Fund and is hereinafter referred to as the "Fund"), a series of Advisors Series Trust (the "Trust"), an open-end management investment company, on behalf of the Trust’s Board of Trustees in connection with the Fund’s solicitation of shareholders’ proxies for use at a Special Meeting of Shareholders of the Fund (the "Meeting") to be held Monday, September 27, 2004, at 9 a.m., Central time, at the offices of the Fund’s Administrator, for the purposes set forth below and in the accompanying Notice of Special Meeting. The approximate mailing date of this Proxy Statement to shareholders is August 27, 2004. At the Meeting, the shareholders of the Fund, voting separately, will be asked:

1.	To approve a new investment advisory agreement by and between the Trust, on behalf of the Fund, and McCarthy Group Advisors, LLC ("MGA" or the "Advisor"), under which the Advisor will continue to act as investment advisor with respect to the assets of the Fund. The Advisor will serve as investment advisor on substantially identical terms (except for the dates of execution and provisions relating to effectiveness and termination) as the current investment advisory agreement between the Advisor and the Fund. Such advisory agreement is currently in effect on an interim basis, and took effect after the acquisition of the business of the Fund’s previous investment advisor, McCarthy Group Asset Management ("MGAM"), by MGA owned 49% by MGAM, 25.5% by Richard L. Jarvis and 25.5% by Art N. Burtscher.

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Record Date/Shareholders Entitled to Vote. The Fund is a separate investment series, or portfolio, of the Trust, a Delaware statutory trust and registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The record holders of outstanding shares of the Fund are entitled to vote one vote per share (and a fractional vote per fractional share) on all matters presented at the Meeting with respect to the Fund. Shareholders of the Fund at the close of business on August 17, 2004 will be entitled to be present and vote at the Meeting. As of that date, there were 3,167,142.0320 shares of the Fund outstanding and entitled to vote, representing total net assets of approximately $31,225,241.22.

Voting Proxies. You should read the entire proxy statement before voting. If you have any questions regarding the proxy statement, please call 1-866-811-0228. If you sign and return the accompanying proxy card, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Special Meeting or by delivering a subsequently dated proxy card or by attending and voting at the Special Meeting in person. Proxies voted by telephone or Internet may be revoked at any time before they are voted by proxy voting again through the website or toll-free number listed in the enclosed Proxy Card. Properly executed proxies will be voted, as you instruct, by the persons named in the accompanying proxy statement. In the absence of such direction, however, the persons named in the accompanying proxy statement intend to vote FOR Proposal No. 1 and may vote in their discretion with respect to other matters not now known to the Board of Trustees that may be presented to the Meeting. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Secretary of the Trust at the Fund’s address noted above, delivering a duly executed proxy bearing a later date or in person at the time of the Meeting. If not so revoked, the shares represented by the proxy will be voted at the Meeting, and any adjournments thereof, as instructed. Attendance by a shareholder at the Meeting does not, in itself, revoke a proxy.

1

Proposal No. 1 will be voted on by shareholders of the Fund. Along with the approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust or any affiliate of the Fund within the meaning of the 1940 Act (the "Independent Trustees"), the affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the new Advisory Agreement to become effective. "Majority" for this purpose, as permitted under the 1940 Act means the lesser of (i) 67% of the voting securities present at the Meeting if more than 50% of the outstanding voting securities are present, or (ii) shares representing more than 50% of the outstanding shares. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Proxies received prior to the Meeting on which no vote is indicated will be voted "for" each proposal as to which it is entitled to vote.

If sufficient votes are not received by the date of the Meeting, a person named as proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote all proxies in favor of adjournment that voted in favor of Proposal No. 1 (or abstained) and vote against adjournment all proxies that voted against Proposal No. 1.

Quorum Required. The Fund must have a quorum of shares represented at the Meeting, in person or by proxy, in order to take action on any matter relating to the Fund. Under the Trust’s By-Laws, a quorum is constituted by the presence in person or by proxy of 40 percent of the outstanding shares of the Fund entitled to vote at the Meeting.

Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the brokers or nominees do not have discretionary power to vote) will be treated as present for determining whether a quorum is present with respect to a particular matter. Abstentions and broker non-votes will not, however, be counted as voting on any matter at the Meeting when the voting requirement is based on achieving a percentage of the "voting securities present." If any proposal requires the affirmative vote of the Fund’s outstanding shares for approval, a broker non-vote or abstention will have the effect of a vote against the proposal.

If a quorum is not present at the Meeting, or a quorum is present at the Meeting but sufficient votes to approve a proposal are not received, the Secretary of the Meeting or the holders of a majority of the shares of the Fund present at the Meeting in person or by proxy may adjourn the Meeting to permit further solicitation of proxies.

Method and Cost of Proxy Solicitation. Proxies will be solicited by the Trust primarily by mail. The solicitation may also include telephone, facsimile, electronic or oral communications by certain officers or employees of the Fund or the Advisor, who will not be paid for these services. The Advisor will pay the costs of the Meeting and the expenses incurred in connection with the solicitation of proxies, including those expenses incurred by the Advisor. The Trust may also request broker-dealer firms, custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the shares of the Fund held of record by such persons. The Advisor may reimburse such broker-dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation, including reasonable expenses in communicating with persons for whom they hold shares of the Fund.

2

Other Information. The Fund’s current investment advisor is McCarthy Group Advisors, LLC, 1125 South 103rd Street, Suite 450, Omaha, Nebraska 68124. The Fund’s distributor and principal underwriter is Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53205. The Fund’s transfer and dividend disbursing agent is Gemini Fund Services, LLC, 4020 South 147th Street, Suite 2, Omaha, Nebraska, 68317-5401.

Share Ownership. To the knowledge of the Trust’s management, as of the close of business onAugust 17, 2004, none of the officers or Trustees of the Trust held any beneficial ownership of the Fund’s outstanding shares. To the knowledge of the Trust’s management, before the close of business on August 17, 2004, persons owning of record more than 5% of the outstanding shares of the Fund were as follows:

Name and Address	% Ownership	Type of Ownership
Firnbank & Co. P.O. Box 3327 Omaha, NE 68103	20.95%	Record

The Hawks Foundation 1044 N. 115th Street- Ste 400 Omaha, NE 68154	7.43%	Record

Richard L. Jarvis and Michael R. McCarthy of the Advisor own on record and beneficially 10.33% and 11.75% of the Fund, respectively.

Reports to Shareholders. Copies of the Fund’s most recent annual and semi-annual reports are available without charge upon writing to the Fund, c/o Gemini Fund Services, LLC, 4020 South 147th Street, Suite 2, Omaha, Nebraska, 68317 or by calling, toll-free, 1-866-811-0228.

PROPOSAL NO. 1:

APPROVAL OF ADVISORY AGREEMENT BY AND BETWEEN THE ADVISOR
AND ADVISORS SERIES TRUST ON BEHALF OF THE FUND

Background. Pursuant to interim investment advisory agreement dated July 1, 2004 (the "Interim Advisory Agreement"), the Advisor currently provides investment advisory services to the Fund and manages portfolio assets on an interim basis. The Interim Advisory Agreement was approved by the Board of Trustees, including the Independent Trustees on June 29, 2004. The Interim Advisory Agreement became effective when MGA acquired the business of the Fund’s prior investment advisor, MGAM, in the transaction described below. Prior to July 1, 2004, MGAM provided investment advisory services to the Fund under prior investment advisory agreement (the "Prior Advisory Agreement"). The Prior Advisory Agreement was approved by the Board of Trustees, including all Independent Trustees on June 7, 2002.

Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders. Section 15(a) also provides that any such advisory contract must terminate on its "assignment." Section 2(a)(4) provides that a change of control of an investment adviser, such as MGA’s purchase of the business of MGAM, constitutes an assignment. Consequently, MGA’s purchase of the business of MGAM caused the Prior Advisory Agreement to terminate. Rule 15a-4 under the 1940 Act permits a mutual fund to be advised under a short-term contract until shareholders can vote on a new contract. In accordance with Rule 15a-4, the Board of Trustees, including all Independent Trustees, approved Interim Advisory Agreement on June 29, 2004. The Interim Advisory Agreement allows the Advisor to manage the Fund under substantially the same terms as the Prior Advisory Agreement with MGAM until November 28, 2004. In order for the Advisor to continue to serve as investment adviser to the Fund, shareholders of the Fund must approve a new investment advisory agreement (the "New Advisory Agreement") for their Fund.

3

On the same date that the Board approved the Interim Advisory Agreement, the Board approved the New Advisory Agreement, and recommended that it be submitted to the Fund’s shareholders for approval. If approved by the shareholders of the Fund, the New Advisory Agreement will be executed for the Fund, and will become effective upon the date of the shareholder meeting (currently scheduled for September 27, 2004). The New Advisory Agreement is substantially identical to the Prior Advisory Agreement with respect to the Fund, except for the dates of execution, effectiveness and termination. The Prior Advisory Agreement was approved by the shareholders of the Fund on July 6, 2002.

The Transaction. On July 1, 2004, MGAM, previous advisor to the Fund, restructured its operations under which a new registered investment advisor known as McCarthy Group Advisors, LLC was formed and will operate as the successor for the advisory business of MGAM. MGA is owned by MGA Holdings, L.L.C., a newly formed limited liability company that is owned 49% by MGAM, 25.5% by Richard L. Jarvis and 25.5% by Art N. Burtscher. Mr. Jarvis and Mr. Burtscher were previously Chairman and President, respectively, of MGAM. Mr. Jarvis is the portfolio manager for the McCarthy Fund. MGA has the same personnel and officers as MGAM and carries on all of the advisory business of MGAM. MGAM and MGA announced that no changes are planned to the portfolio management team or investment approach since completion of the transaction. The Fund’s daily operations or management activities have not been expected to be affected in any way by the transaction. MGA does not provide advisory services to any other mutual fund.

Summary of the Prior Advisory Agreement and the New Advisory Agreement. A copy of the New Advisory Agreement is attached to this Proxy Statement as Exhibit A. The following description of the Agreement is only a summary. You should refer to Exhibit A for the New Advisory Agreement, and the description set forth in this Proxy Statement of the New Advisory Agreement is qualified in its entirety by reference to Exhibit A.

Description of Advisory Agreement. MGAM has served as investment advisor to the Fund since its commencement of operations on August 6, 2001. MGAM provided these services pursuant to the terms of the Prior Advisory Agreement with the Trust, dated June 7, 2002, as amended. MGA will provide services pursuant to the terms of the New Advisory Agreement. The New Advisory Agreement remains in effect for a period of two (2) years, unless sooner terminated. After the initial two-year period, continuation of the Investment Advisory Agreement from year-to-year is subject to annual approval by the Board of Trustees, including at least a majority of the Independent Trustees. The Prior Advisory Agreement was last re-approved by the Board of Trustees at a meeting held on December 11, 2003. Both the Prior Advisory Agreement and the New Advisory Agreement may be terminated by the Board or a vote of a majority (as that term is defined in the 1940 Act) of the shareholders of the Fund upon not more than 60 days’ notice, or by the Advisor upon 60 days’ notice.

Advisory Services. Both the Prior Advisory Agreement and the New Advisory Agreement provide that MGAM and MGA, as the case may be (for the purposes of this section, the "Advisor"), provide certain investment advisory services to the Fund, including investment research and management, subject to the supervision of the Board of Trustees.

4

Management Fees. Both the Prior Advisory Agreement and the New Advisory Agreement provide that the Fund will pay the Advisor a fee based on the Fund’s average daily net assets. Under both the Prior Advisory Agreement and the New Advisory Agreement, the Advisor is compensated for its investment advisory services at the annual rate of 0.95% of the Fund’s average daily net assets. The fee is computed daily and paid monthly. For the fiscal year ended June 30, 2004, the Advisor received advisory fees of 0.70% of the Fund’s daily net assets, net of waivers. For the fiscal year ended June 30, 2004, the Advisor accrued $283,435 in fees and waived $76,037 in fees.

Brokerage Policies. The Prior Advisory Agreement and the New Advisory Agreement authorize the Advisor to select the brokers or dealers that will execute the purchases and sales of securities of the Fund and direct the Advisor to use its best efforts to obtain the best available price and most favorable execution. The Advisor may cause the Fund to pay a broker a commission in excess of that which another broker might have charged for effecting the same transaction, in recognition of the value of the brokerage and research other services provided by the broker to the Advisor. However, both the Prior Advisory Agreement and the New Advisory Agreement provide that such higher commissions will not be paid by the Fund unless the Advisor determines the commissions are reasonable in relation to the value of services provided and satisfies other requirements.

Payment of Expenses. Both the Prior Advisory Agreement and the New Advisory Agreement provide that the Advisor will pay all of the costs and expenses incurred by it in connection with its advisory services provided for the Fund. The Advisor will not be required to pay the costs and expenses associated with purchasing securities, commodities and other investments for the Fund (including brokerage commissions and other transaction or custodial charges).

Other Provisions. Both the Prior Advisory Agreement and the New Advisory Agreement provide that the Advisor shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security whether the purchase, sale or retention has been based on its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if the purchase, sale or retention has been made and the other individual, firm or corporation has been selected in good faith. The Prior Advisory Agreement and the New Advisory Agreement also provide that nothing contained in the agreement shall be construed to protect the Advisor against any liability to the Trust or its security holders by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under the agreement. Additionally, the Prior Advisory Agreement and the New Advisory Agreement provide that the federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in the agreement should in any way constitute a waiver or limitation of any rights that a Fund’s shareholders may have under any federal securities laws. The Prior Advisory Agreement and the New Advisory provide that the Advisor shall follow the principles set forth in any investment advisory agreement in effect between the Trust and the Advisor in connection with its duties to invest the Fund’s assets, and that the Trust may indemnify the Advisor to the full extent permitted by the Trust’s Declaration of Trust and applicable law.

Portfolio Manager. Upon shareholder approval of the New Advisory Agreement, Richard L. Jarvis, the current portfolio manager of the Fund, will continue to be responsible for the day-to-day management of the Fund’s portfolio, determining the Fund’s investment strategy, portfolio allocations and risk parameters. Currently, Mr. Jarvis is primarily responsible for the day-to-day management of the Fund’s portfolio. He was the Founder, Chairman and Chief Investment Officer of MGAM. He has been associated with MGAM since its inception in 1986 where he managed public and private accounts.

Executive Officers and Directors of the Advisor. Information regarding the principal executive officers and directors of the Advisor is set forth below. The address of the Advisor is 1125 South 103rd Street, Omaha, Nebraska 68124-6008. The address for each of the persons listed below, as it relates to his duties with the Advisor, is the same as that of the Advisor.

5

Name	Position with Advisor
Art Burtscher	President
Margaret Doyle	Director
Richard Jarvis	Chairman
Michael McCarthy	Director
Andrea McMahon	Director

Required Vote. Approval of the New Advisory Agreement with respect to the Fund requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. Under the 1940 Act, a "majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present at the Meeting or represented by proxy, or (b) more than 50% of the outstanding shares. If the New Advisory Agreement is approved by the Fund’s shareholders, it will become effective on September 27, 2004. If the shareholders of a Fund do not approve the New Advisory Agreement for their Fund, the Interim Advisory Agreement will terminate on November 28, 2004, and the Advisor will cease to serve as the investment adviser of that Fund. In that event, such Fund will consider its options regarding its investment adviser. Nonetheless, the Advisor will be entitled to receive the lesser of the investment advisory fees held in escrow since July 1, 2004 or the amount of expenses actually incurred by the Advisor while performing services under the Interim Advisory Agreement.

Recommendation of the Board of Trustees. The Board believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of the Fund and their shareholders. The Board believes that, despite the purchase of the business of MGAM by the Advisor, there will be no change in the services provided by the Advisor to the Fund. The Board considered that there will be no change in the senior portfolio management team who will handle the day-to-day management responsibilities for the Fund’s portfolio or to the members of the Advisor who determine the Fund’s overall investment strategy, portfolio allocation and risk parameters. The Board of Trustees of the Trust was presented with information demonstrating that the terms of the New Advisory Agreement are fair to, and in the best interests of, the Trust, the Fund and their shareholders.

In considering the New Advisory Agreement, the Trustees had before them information to evaluate the experience of MGA’s key personnel in portfolio management, the quality of services MGA is expected to provide to the Fund, and the compensation proposed to be paid to MGA. The Trustees gave equal consideration to all factors deemed to be relevant to the Fund, including, but not limited to the following: (1) the quality of service provided to the Fund; (2) the performance of the Fund since commencement of operations; (3) the research-intensive nature and quality of the services expected to be rendered to the Fund; (4) the fact that the movement of the current portfolio manager between MGAM and MGA is not expected to affect the manner in which MGA advises the Fund; (5) the compensation payable to MGA by the Fund will be at the same rate as the compensation payable by the Fund to MGAM under the Prior Advisory Agreement; (6) the favorable history, reputation, qualification and background of MGA’s personnel and MGA’s financial condition; (7) MGA’s overall investment performance record; and (8) other factors deemed relevant.

The Board determined that (1) the advisory services offered by MGA are services required for the operation the Fund; (2) the investment performance history of MGA’s portfolio management team was favorable on an absolute and relative basis; (3) that MGA has experience in managing investment company assets and that that MGA’s portfolio management team has demonstrated its ability to adhere to compliance procedures; (4) the Board also believes that the movement of the current portfolio manager to MGA will enable shareholders to receive consistent and quality services; and (5) that the fees for the advisory services to be rendered by MGA are fair and reasonable in light of the usual and customary charges made by others offering the same or similar services. The Prior Advisory Agreement was approved by the Board on June 7, 2002 and reapproved on December 11, 2003. At these meetings, the Board compared the Fund’s fees and expenses in relation to various industry averages, which the Board believes are still valid. On that basis, the Board believes that the fees paid by the Fund to the Advisor are reasonable. Overall, the Board believed that the approval of the New Advisory Agreement would permit the Fund to transition smoothly into management by MGA with the same talent and key operational personnel.

6

The Advisor has advised the Board of Trustees that it expects that there will be no diminution in the scope and quality of advisory services provided to the Fund as a result of the acquisition of MGAM’s business by the Advisor. In addition, the Advisor has contractually agreed to waive its advisory fees and/or reimburse expenses of the Fund to levels currently in place for the Fund under interim operating expense limitation agreement.

The Board also considered that the Advisor may receive certain benefits from its relationship with the Fund, such as research and other services in exchange for brokerage allocation, and determined that such benefits have been of a de minimis nature.

Other Legal Requirements under the 1940 Act. Section 15(f) of the 1940 Act provides that, when a transaction such as the one between MGAM and MGA (pursuant to which MGA became Advisor to the Fund) occurs, the investment advisor or any of its affiliated persons may receive any amount or benefit in connection with the change in control as long as two conditions are satisfied. The first condition specifies that no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment advisor (or predecessor or successor advisor), or any interested person of any such advisor, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). The Advisor has agreed to use its best efforts to ensure that the transaction between MGAM and MGA will not cause the imposition of an unfair burden, as that term is defined in Section 15(f) of the 1940 Act, on the Fund.

The second condition specifies that, during the three-year period immediately following consummation of the transaction, at least 75% of the Fund’s Board of Trustees must be Independent Trustees. Currently, the Board of Trustees of the Trust meets this 75% requirement.

Additional Information about the Trust and the Advisor. The following is a list of the executive officers and Trustees of the Trust, their positions with the Trust, and their positions with the Advisor, if any:

Name	Position with the Trust	Position with the Sub-Advisor
Walter E. Auch	Independent Trustee	None
Donald E. O’Connor	Independent Trustee	None
George T. Wofford III	Independent Trustee	None
James Clayburn LaForce	Independent Trustee	None
George J. Rebhan	Independent Trustee	None
Eric M. Banhazl*	Interested Trustee and President	None
Doug G. Hess	Treasurer	None
Rodney A. DeWalt	Secretary	None
* Eric M. Banhazl is an Interested Trustee (as that term is defined under the 1940 Act) with respect to the Trust only. With the exception of transactions, which are not related to the business or operation of the Trust and to which the Trust is not a party, no Trustee of the Trust has had any direct or indirect interest in any transaction with the Sub-Advisor or any parent, subsidiary or affiliate of the Sub-Advisor. In addition, no Trustee has had such an interest in any proposed transaction with any of the above entities.

7

GENERAL INFORMATION

Other Matters to Come Before the Meeting. The Trust’s management does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Shareholder Proposals. The Meeting is a special meeting of shareholders. The Trust is not required to, nor does it intend to, hold regular annual meetings of its shareholders. If such an annual meeting is called, any shareholder who wishes to submit a proposal for consideration at the meeting should submit the proposal or notice of the proposal, if the shareholder chooses not to include the proposal in the Trust’s proxy materials, to the Trust within a reasonable time prior to the Trust printing and mailing its proxy materials in accordance with, respectively, Rule 14a-8 or Rule 14a-4(c) under the Securities Exchange Act of 1934.

In order that the presence of a quorum at the meeting may be assured, prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

/s/ Rodney A. DeWalt

Rodney A. DeWalt, Secretary

Milwaukee, Wisconsin

August 24, 2004

8